Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 (No. 33-32264 and No. 33-23882) and the Registration Statement on Form S-8 (No. 33-62148) of Morgan Products Ltd. of our report dated February 16, 1996, except for Note 14, which is dated August 30, 1996, relating to the consolidated financial statements of Tennessee Building Products, Inc. and Subsidiary which appear in this Current Report on Form 8-K/A.

/s/ KRAFT BROS., ESSTMAN, PATTON & HARRELL, PLLC

Nashville, Tennessee
September 27, 1996



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